Exhibits No. 20.1:

                         CIT Home Equity Loan Trust 2002-2
       Home Equity Loan Asset Backed Certificates, Series 2002-2

                             Master Servicer's Certificate

                                                           Due Period 12/31/2003
                                                   Determination Date  1/21/2004
                                                    Distribution Date  1/26/2004
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
I      Available in Certificate Account

       Principal collected on Mortgage Loans                                                                          22,058,853.72
       All Liquidation Proceeds with respect to Principal                                                                707,702.82
       Recoveries on previously Liquidated Mortgages with respect to Principal                                                 0.00
       Principal portion of Purchase Price on Repurchased Mortgage Loans                                                       0.00
       Substitution Adjustment with respect to Principal                                                                       0.00
                                                                                                                      -------------

                               Principal Distribution Amount                                                          22,766,556.54

       Interest collected on Mortgage Loans                                                                            4,243,584.45
       Interest portion of Purchase Price on Repurchased Mortgage Loans                                                        0.00
       Recoveries on previously Liquidated Mortgages with respect to Interest                                                  0.00
       Substitution Adjustment with respect to Interest                                                                        0.00
       Master Servicer Monthly Advances (net of Compensating Interest)                                                   727,334.92
       Reimbursement of previous months Servicer Advances                                                               -616,335.72
       Compensating Interest                                                                                               4,978.91
       Investment Earnings on Certificate Account                                                                              0.00
                                                                                                                      -------------

                              Interest Remittance Amount                                                               4,359,562.56

       Amount not Required to be deposited                                                                                     0.00

                              Total available in the Certificate Account                                              27,126,119.10

II     Distributions                                                                      Per $ 1,000                    Amount
                                                                                          -----------                 -------------

1.     Aggregate Class AF Distribution                                                    25.99671655                 15,127,489.36

2.     Aggregate Class A-IO Distribution                                                   0.00000000                          0.00

3.     Aggregate Class MF-1 Distribution                                                   4.99166677                    165,523.67

4.     Aggregate Class MF-2 Distribution                                                   5.32500000                    141,272.25

5.     Aggregate Class BF Distribution                                                     5.69166667                    122,598.50

6.     Aggregate Class AV Distribution                                                    35.63933248                  9,344,989.37

7.     Aggregate Class MV-1 Distribution                                                   1.54246515                     30,540.81

8.     Aggregate Class MV-2 Distribution                                                   2.06774297                     36,040.76

9.     Aggregate Class BV Distribution                                                     2.66190993                     46,397.09

10.    Aggregate Class X-IO Distribution                                                   0.00000000                  1,540,946.10

11. Aggregate Class R Distribution                                                                                             0.00

12. Aggregate Master Servicer Distribution                                                                               570,321.19
                                                                                                                      -------------

                                 Total Distributions =                                                                27,126,119.10
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
III    Certificate Class Balances                                                          Factor %                      Amount
                                                                                         ------------                --------------

       Opening Senior Class A Certificate Balances as reported in prior Monthly Master Servicer Report for Group I Certificates:

                         (a)  Class AF-1A                                                 49.20848310%               286,344,163.14

                         (b)  Class A-IO (Notional Amount)                                                                     0.00

       Opening Subordinated Class MF & BF Certificate Balances as reported in prior Monthly Master Servicer Report for Group I Certificates:

                         (a)  Class MF-1                                                 100.00000000%                33,160,000.00
                         (b)  Class MF-2                                                 100.00000000%                26,530,000.00
                         (c)  Class BF                                                   100.00000000%                21,540,000.00
                                                                                                                     --------------
                                                                                                                      81,230,000.00

       Opening Senior Class AV Certificate Balances as reported in prior Monthly Master Servicer Report for Group II Certificates:

                         (a)  Class AV                                                    51.45555647%               134,921,614.62

       Opening Subordinated Class MV & BV Certificate Balances as reported in prior Monthly Master Servicer Report for Group II Certificates:

                         (b)  Class MV-1                                                 100.00000000%                19,800,000.00
                         (c)  Class MV-2                                                 100.00000000%                17,430,000.00
                         (d)  Class BV                                                   100.00000000%                17,430,000.00
                                                                                                                     --------------
                                                                                                                      54,660,000.00

IV     Principal Distribution Amount

1(a). Basic Principal Amount                                                                                  No.        Amount
                                                                                                             -----    -------------
                         (a)  Stated principal collected                                                                 796,885.68
                         (b)  Principal Prepayments                                                           220     21,261,968.04
                         (c)  Liquidation Proceeds                                                                       707,702.82
                         (d)  Repurchased Mortgage Loans                                                        0              0.00
                         (e)  Substitution Adjustment related to Principal                                                     0.00
                         (f)  Recoveries on previously Liquidated Mortgages
                              with respect to Principal                                                                        0.00
                                                                                                                      -------------

                                 Total Basic Principal                                                                22,766,556.54

1(b). Subordination Increase/(Decrease) amount                                                                           379,879.57
                                                                                                                      -------------
                              Total Principal Distribution                                                            23,146,436.11

2(a). Class AF Principal Distribution Amount for Group I Certificates:

                                                                                          Per $ 1,000
                                                                                          -----------
                         1.   Class AF                                                    23.99967228                 13,965,409.30

2(b). Class MF & BF Principal Distribution Amount Group I Certificates:

                         1.   Class MF-1                                                   0.00000000                          0.00
                         2.   Class MF-2                                                   0.00000000                          0.00
                         3.   Class BF                                                     0.00000000                          0.00

2(c). Class AV Principal Distribution Amount Group II Certificates:

                         1.   Class AV                                                    35.01402239                  9,181,026.81

2(d). Class AV Principal Distribution Amount Group II Certificates:

                         1.   Class MV-1                                                   0.00000000                          0.00
                         2.   Class MV-2                                                   0.00000000                          0.00
                         3.   Class BV                                                     0.00000000                          0.00

2(e) Class M Applied Realized Loss for Group I Certificates:

                         1.   Class MF-1                                                   0.00000000                          0.00
                         2.   Class MF-2                                                   0.00000000                          0.00
                         3.   Class BF                                                     0.00000000                          0.00

2(f) Class B Applied Realized Loss for Group II Certificates:

                         1.   Class MV-1                                                   0.00000000                          0.00
                         2.   Class MV-2                                                   0.00000000                          0.00
                         3.   Class BV                                                     0.00000000                          0.00
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
                                                                                           Factor %                      Amount
                                                                                          -----------                --------------
       Ending Senior Class A Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group I
       Certificates:

                         (a)  Class AF-1A                                                 46.80851587%               272,378,753.84

                         (b)  Class A-IO (Notional Amount)                                                                     0.00

       Ending Subordinated Class MF & BF Certificate Balances after distributions of principal in this Monthly Master Servicer Report Group I
       Certificates:

                         (a)  Class MF-1                                                 100.00000000%                33,160,000.00
                         (b)  Class MF-2                                                 100.00000000%                26,530,000.00
                         (c)  Class BF                                                   100.00000000%                21,540,000.00
                                                                                                                     --------------
                                                                                                                      81,230,000.00

       Ending Senior Class AV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II
       Certificates:

                         (a)  Class AV                                                    47.95415423%               125,740,587.81

       Ending Subordinated Class MV & BV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II Certificates:

                         (b)  Class MV-1                                                 100.00000000%                19,800,000.00
                         (c)  Class MV-2                                                 100.00000000%                17,430,000.00
                         (d)  Class BV                                                   100.00000000%                17,430,000.00
                                                                                                                     --------------
                                                                                                                      54,660,000.00

V      Interest Distribution Amount

       Fixed Rate Certificates

                         (b)  Fixed Rate Certificates applicable Pass-Through Rate

                                        1.    Class AF-1A                                     4.87000%
                                        2.    Class A-IO                                      5.00000%
                                        9.    Class MF-1                                      5.99000%
                                       10.    Class MF-2                                      6.39000%
                                       11.    Class BF                                        6.83000%

       Variable Rate Certificates

                         (b) LIBOR Rate                                                       1.14125%

                                        1.    Class AV                                        1.41125%
                                        2.    Class MV-1                                      1.79125%
                                        3.    Class MV-2                                      2.40125%
                                        4.    Class BV                                        3.09125%

       INTEREST REMITTANCE AMOUNT

          1.  Interest collected on Mortgage Loans                                       4,243,584.45
          2.  Interest advanced on Mortgage Loans                                          110,999.20
          3.  Compensating Interest on Mortgage Loans                                        4,978.91
          4.  Substitution Adjustment interest                                                   0.00
          5.  Purchase Price interest on repurchased accounts                                    0.00
          6.  Liquidation Proceeds interest portion                                              0.00
          7.  Recoveries on previously Liquidated Mortgages
              with respect to Interest                                                           0.00
                      TOTAL INTEREST REMITTANCE AMOUNT                                                                 4,359,562.56
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
       Current Interest Requirement

                                        1.    Class AF-1A  @ applicable Pass-Through Rate                              1,162,080.06
                                        2.    Class A-IO @ applicable Pass-Through Rate                                        0.00
                                        3.    Class MF-1 @ applicable Pass-Through Rate                                  165,523.67
                                        4.    Class MF-2 @ applicable Pass-Through Rate                                  141,272.25
                                        5.    Class BF @ applicable Pass-Through Rate                                    122,598.50
                                        6.    Class AV @ applicable Pass-Through Rate                                    163,962.56
                                        7.    Class MV-1 @ applicable Pass-Through Rate                                   30,540.81
                                        8.    Class MV-2 @ applicable Pass-Through Rate                                   36,040.76
                                        9.    Class BV  @ applicable Pass-Through Rate                                    46,397.09

       Interest Carry Forward Amount

                                        1.    Class AF-1A                                        0.00
                                        2.    Class A-IO                                         0.00
                                        3.    Class MF-1                                         0.00
                                        4.    Class MF-2                                         0.00
                                        5.    Class BF                                           0.00
                                        6.    Class AV                                           0.00
                                        7.    Class MV-1                                         0.00
                                        8.    Class MV-2                                         0.00
                                        9.    Class BV                                           0.00
                                       10.    Class X-IO                                         0.00

       Certificates Interest Distribution Amount

                                                                                          Per $ 1,000
                                                                                          -----------
                                        1.    Class AF-1A                                  1.99704427                  1,162,080.06
                                        2.    Class A-IO                                   0.00000000                          0.00
                                        3.    Class MF-1                                   4.99166677                    165,523.67
                                        4.    Class MF-2                                   5.32500000                    141,272.25
                                        5.    Class BF                                     5.69166667                    122,598.50
                                        6.    Class AV                                     0.62531009                    163,962.56
                                        7.    Class MV-1                                   1.54246515                     30,540.81
                                        8.    Class MV-2                                   2.06774297                     36,040.76
                                        9.    Class BV                                     2.66190993                     46,397.09
                                                                                                                       ------------
                                                                                                                       1,868,415.70

VI     Credit Enhancement Information

                                                                                               Group I       Group II          Total

                         (a)  Senior Enhancement Percentage                                     26.23%         34.28%         60.51%

                         (b)  Overcollateralization Amount:

                                        1.    Opening Overcollateralization Amount      15,252,032.86  10,773,517.11  26,025,549.97
                                        2.    Ending Overcollateralization Amount       15,252,032.86  10,773,517.11  26,025,549.97
                                        3.    Targeted Overcollateralization Amount     15,252,032.86  10,773,517.11  26,025,549.97
                                        4.    Subordination Deficiency                           0.00           0.00           0.00
                                        5.    Overcollateralization Release Amount               0.00           0.00           0.00
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
VII    Trigger Information

                     1.  (a)  60+ Delinquency  Percentage                                        8.18%          7.24%
                         (b)  Delinquency Event in effect
                              (Group I > 50% or Group II > 40%of the Sr. Enhancement) ?            NO             NO

                     2.  (a)  Cumulative Loss Percentage                                         0.41%          0.25%
                         (b)  Applicable Loss Percentage for current Distribution
                                                                                                 2.25%          3.25%
                         (c)  Cumulative Loss Trigger Event in effect                              NO             NO

VIII   Pool Information                                                                          No.                     Amount
                                                                                                -----                --------------

                         (a)  Closing Mortgage Loan Principal Balance:

                                 1. Fixed Rate                                                  5,220                368,860,786.70
                                 2. Adjustable Rate                                             1,816                191,174,104.92

                                      Total Closing Mortgage Loan Principal Balance:            7,036                560,034,891.62

                         (b)  Balloon Mortgage Loans

                                 1. Fixed Rate                                                    169                 12,764,725.03
                                 2. Adjustable Rate                                                 0                          0.00

                                      Total Closing Mortgage Loan Principal Balance:              169                 12,764,725.03

                         (c) Weighted Average Mortgage Rate:

                                 1. Fixed Rate                                                                                9.409%
                                 2. Adjustable Rate                                                                           8.016%

                                      Total  Weighted Average Mortgage Rate                                                   8.934%

                         (d) Weighted Average Net Mortgage Rate:

                                 1. Fixed Rate                                                                                8.897%
                                 2. Adjustable Rate                                                                           7.499%

                         (e) Weighted Average Remaining Maturity:

                                 1. Fixed Rate                                                                               284.11
                                 2. Adjustable Rate                                                                          334.57

                         (f) Weighted Average Original Maturity:

                                 1. Fixed Rate                                                                               317.81
                                 2. Adjustable Rate                                                                          358.52
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
IX     Delinquency Information                                                                    No.         %           Amount
                                                                                                 -----      ----      -------------

       A.  Fixed Rate Mortgage Loans:

                         (a)  Delinquent Contracts:

                                        1.    31 - 59 Day Accounts                                263       4.18%     15,415,624.25
                                        2.    60 - 89 Day Accounts                                 83       1.28%      4,711,321.55
                                        3.    90+  Day Accounts                                   234       5.09%     18,779,237.27

                         (b)  Mortgage Loans - In Foreclosure                                     149       3.23%     11,921,941.61
                         (c)  REO Property Accounts                                                83       1.80%      6,639,228.01

       B.  Adjustable Rate Mortgage Loans:

                         (a)  Delinquent Contracts:

                                        1.    31 - 59 Day Accounts                                119       6.01%     11,482,263.77
                                        2.    60 - 89 Day Accounts                                 29       1.19%      2,280,778.14
                                        3.    90+  Day Accounts                                    82       4.39%      8,395,715.40

                         (b)  Mortgage Loans - In Foreclosure                                      56       2.96%      5,657,331.09
                         (c)  REO Property Accounts                                                35       1.41%      2,687,434.18

       C.                Total For All Mortgage Loans (a) Delinquent Contracts:

                                        1.    31 - 59 Day Accounts                                382       4.80%     26,897,888.02
                                        2.    60 - 89 Day Accounts                                112       1.25%      6,992,099.69
                                        3.    90+  Day Accounts                                   316       4.85%     27,174,952.67

                         (b)  Mortgage Loans - In Foreclosure                                     205       3.14%     17,579,272.70
                         (c)  REO Property Accounts                                               118       1.67%      9,326,662.19
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
X      Realized Losses                                                                            No.                     Amount
                                                                                                 -----                 ------------

                   1.    (a)  Gross Realized Losses during the period                              13                  1,087,582.39

                         (b) Realized Losses during the period

                                 1. Group I                                                                              284,752.17
                                 2. Group II                                                                              95,127.40
                                                                                                                       ------------

                                      Total                                                                              379,879.57

                         (c)  Cumulative Gross Realized Losses                                     83                  7,111,775.69

                         (d)  Cumulative Realized Losses

                                 1. Group I                                                                            2,730,501.37
                                 2. Group II                                                                             786,836.99

                                                Total                                                                  3,517,338.36

                         (e)  Cumulative Applied Realized Losses

                                        i.    Class MF-1                                                                       0.00
                                       ii.    Class MV-1                                                                       0.00
                                      iii.    Class MF-2                                                                       0.00
                                       iv.    Class MV-2                                                                       0.00
                                        v.    Class BF                                                                         0.00
                                       vi.    Class BV                                                                         0.00

XI     Miscellaneous Information

       1.   (a)   Monthly Master Servicer Fee

                                        i.    Monthly Servicing Fee                                                      242,992.21
                                       ii.    Mortgage Fees                                                              320,614.03
                                      iii.    Mortgage Insurance Premium Reimbursement                                     6,714.95
                                       iv.    Certificate Account Investment Earnings                                          0.00

            (b)   Amount of prior unpaid Master Servicing Fees paid with this distribution                                     0.00

            (c)   Total Master Servicing Fees paid with this distribution                                                570,321.19

            (d)   Amount of unpaid Master Servicing Fees as of this distribution                                               0.00

       2.   (a)   Opening Master Servicer Advance Balance                                                              9,127,265.92

            (b)   Current Advance (exclusive of Compensating Interest)                                                   727,334.92

            (c)   Reimbursement of prior Master Servicer Advances                                                       (616,335.72)
                                                                                                                       ------------

            (d)   Ending Master Servicer Advance Balance                                                               9,238,265.12

       3.   Current period Compensating Interest                                                                           4,978.91

       4.   (a)  Stepdown Date in effect ?                                                                    NO